Exhibit 99.1

Phototron Completes Merger with SG Technologies and Reports Fiscal Year 2011 Financial Results

"Stealth Grow" Brand Combines Forces with Phototron’s Hydroponic Indoor Grow Systems as the Company Enhances its Future Revenue Streams

GARDENA, CA – April 9, 2012 – Phototron Holdings, Inc. (OTCBB: PHOT) (OTCQB: PHOT), the hydroponic growing systems company behind the “grow your own” revolution, today announced that it has completed its merger with SG Technologies Corp, a leading manufacturer of hi-powered light emitting diode (“LED”) products for indoor horticulture (the “Merger”). In addition to the Merger, Phototron is also announcing the availability of its fiscal year-end financial results for the period ending December 31, 2011.

“With our combined operations, we are creating a true leader in the indoor horticulture industry for the long established Phototron and Stealth Grow brands,” said Sterling C. Scott, Phototron’s newly appointed CEO and Chairman of the Board, post-merger. “With my increased role at the company, I look forward to implementing various strategic growth opportunities and sales initiatives that will benefit our loyal customers and enhance stockholder value.”

SG Technologies sells products under the highly-recognized “Stealth Grow” brand, which is at the forefront of indoor horticulture with its superior line of LED grow lights. The completed acquisition is expected to complement Phototron’s existing sales and online initiatives for its innovative hydroponic grow systems. Consumers can now realize significant financial savings, convenience and quality with the company’s combined range of products.

In relation Phototron’s financial results for fiscal 2011, the company reported an annual revenue increase of 11% compared to the fiscal year 2010. 2011 revenue was approximately $499,000 compared to $450,000 in fiscal year 2010. The increase in revenue is the result of management focusing its efforts on expanding Phototron’s marketing activities and shifting from direct sales to traditional sales by marketing products to the public via the Internet and mail order channels. Net loss for 2011 was $4.4 million compared to a net loss of approximately $52,000 in 2010. The net loss in 2011 was primarily due to non-cash charges attributable to the vesting of stock options and restricted stock issued for services. In the third and fourth quarters of 2011, Phototron made significant progress in minimizing overhead and reducing its operational expenses.

“Phototron is pleased to announce our 2011 financial results, as well as the finalization of our merger with SG Technologies,” said Craig Ellins, Vice Chairman of the Board. “This year represents a pivotal period in Phototron’s development, not to mention the numerous meaningful events subsequent to our fiscal year-end. With our acquisition of SG Technologies now finalized, we are excited to open yet another chapter to our exciting growth story going forward.”

Fiscal Year 2011 Highlights

• Significantly reduced overhead in the third and fourth quarters of 2011.

• Launched new products such as the ECO-Brain Home Hydroponic Automated Controller and Pro T5, Pro Hybrid and Pro LEDPHOTOTRON Hydroponic Grow System.

• Touted as “lunar greenhouse for your home” on The Martha Stewart Show.

• Announced the appointment of renowned social media expert Mike Zappy as Chief Internet Strategist.

•        Partnered with Hearst Media Services / Bay Area to help the company build brand awareness through public relations, SEO, SEM and grow revenue.

• Achieved 11% annual year-over-year sales growth in fiscal 2011.

• Launched new online sales initiatives and an e-commerce site that is designed to drive future revenues with minimal overhead.

• Completed the acquisition of SG Technologies, which sells products under the highly-recognized “Stealth Grow” brand, and appointed Sterling C. Scott as CEO and Chairman of the Board, post-merger.

Phototron is capitalizing on the rapidly increasing demand for organic produce and alternative medicine. The company is committed to further establishing itself as a leader in the sale of indoor mini-greenhouses and will continue to develop its proprietary technology and nutrients while expanding its global reach through its recently completed merger with SG Technologies.

Phototron’s combined sales initiatives are expected to serve both the $30 billion home gardening market and the $1.7 billion medical marijuana community. The company continues to position itself as it relates to ever changing governmental cannabis policies. Consumers can realize significant financial savings, convenience and quality of all fruits, vegetables, herbs and medicines, with Phototron’s expanded range of products across these market segments.

Mr. Scott, Phototron’s CEO and Chairman, concluded, “Phototron and Stealth Grow have enjoyed strong brand status in the indoor gardening circles for the past 20 years, however, now is the time to introduce each of these technologies to the masses. As we adopt a comprehensive new online marketing strategy and further integrate our operations to realize cost-saving synergies, we look forward to sharing details of our enhanced growth initiatives throughout the remainder of 2012.”

At the closing of the Merger, a newly formed subsidiary of Phototon was merged with and into SG Technologies, SG Technologies became our wholly-owned subsidiary, and all of the shares of SG Technologies were exchanged for 157,000,000 shares of our common stock and 3,000,000 shares of Series A Preferred Stock. The shares of common stock held by the SG Technologies stockholders represent approximately 51% of the outstanding shares of Phototron’s common stock immediately following the Merger. Each share of Series A Preferred Stock will convert into 23 shares of Phototron’s common stock on the earlier of (a) the date agreed to by the holders of a majority of the shares of Series A Preferred Stock and an investor representative appointed by Photoron, and (b) the 18-month anniversary of the closing of the Merger. The shares of Series A Preferred Stock were placed in escrow subject to the achievement of financial milestones described in the Merger Agreement and a related escrow agreement. If Phototron achieves the given financial milestones, the Series A Preferred Stock will be released from escrow and delivered to SG Technologies’ former stockholders. If Phototron fails to achieve those financial milestones, the Series A Preferred Stock will be released from escrow, delivered back to Phototron, and cancelled.

In connection with the Merger, we issued $500,000 of our 6% Senior Secured Convertible Notes to former noteholders of SG Technologies in exchange for notes previously issued by SG Technologies.

In connection with the Merger, the former stockholders of SG Technologies and certain of our stockholders agreed to vote their shares to nominate and appoint a five member board of directors, to consist of three members to be appointed by the former SG Technologies stockholders (one of which must be independent) and two members to be appointed by certain representatives of existing stockholders of Phototron prior to the Merger. Three of the positions remain vacant pending the filing and completion of specific securities law requirements (including the filing and mailing of a Schedule 14(f)-1 information statement).

The merger agreement was included as Exhibit 10.1 of a Form 8-K filed by Phototron on March 22, 2012, and the discussion of the Merger and merger agreement set forth herein is qualified in its entirety by reference to Exhibit 10.1 of that Form 8-K. The escrow agreement and voting agreement entered into in connection with the closing of the Merger will be included as Exhibits 10.1 and 10.2, respectively, of a Form 8-K to be filed by Phototron today, and the ddiscuss here is qualified in its entirety by reference to such exhibits.

Phototron expects to file the audited and pro forma financial statements of SG Technologies Corp (and Phototron) within the time periods required by Form 8-K.

About Phototron Holdings, Inc.

Phototron Holdings, Inc. (OTCBB: PHOT) (OTCQB: PHOT) designs and manufactures cutting-edge indoor mini-greenhouses capable of year-round growth of herbs, vegetables, flowers, fruits and medicines, better, stronger and faster than traditional farming methods. The Phototron Hydroponic Indoor Grow System, commonly called grow boxes, is built upon decades of research on the optimal temperature, light, water and nutrient needs of plants. The Phototron System uses proprietary lighting that mimics the sun's rays to grow nutrient-rich, pesticide-free, eco-friendly crops faster and in more bountiful quantities than those of traditional gardening methods, resulting in fruits and vegetables of superior taste and quality.

Phototron systems and accessories are available for purchase from the company’s website at: www.phototron.com

For comprehensive investor relations material please follow the appropriate link: Investor Presentation, Investor Portal and Investor Fact Sheet.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward looking statements in this release include statements regarding the potential growth and advantages arising form the Merger, and anticipated operating results. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as the parties’ ability to close the transaction, the parties’ ability to accomplish their respective business initiatives, Phototron’s ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of its products and services, as well as the introduction of competing products, and other information that may be detailed from time to time in Phototron's filings with the United States Securities and Exchange Commission. Phototron undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Phototron Contact:

Phototron Holdings, Inc.

Sterling Scott

Toll-free: 800-651-2837

sales@phototron.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com